DELAWARE GROUP GOVERNMENT FUND

Registration No. 811-04304
FORM N-SAR
Annual Period Ended July 31, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group Government Fund (the "Trust"), on
behalf of each of Delaware Core Plus Bond Fund and Delaware Inflation Protected Bond Fund
(each, a "Fund" and together, the "Funds"), the shareholders of each Fund voted to (i) elect a
Board of Trustees for the Trust at a meeting held on November 12, 2009 and reconvened to
March 16, 2010; and (ii) to approve a new investment advisory agreement for Delaware Core
Plus Bond Fund at a meeting held on November 12, 2009, and for Delaware Inflation Protected
Bond Fund at a meeting held on November 12, 2009 and reconvened to December 4, 2009.  At the meeting, the following people were elected to serve as Independent Trustees: Thomas L.
Bennett, John A. Fry, Anthony D. Knerr, Lucinda S. Landreth, Ann R. Leven, Thomas F. Madison,
Janet L. Yeomans, and J. Richard Zecher.  In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 26,769,523.974
PERCENTAGE OF OUTSTANDING SHARES 77.228%
PERCENTAGE OF SHARES VOTED 97.946%
SHARES WITH AUTHORITY WITHHELD 561,363.749
PERCENTAGE OF OUTSTANDING SHARES 1.619%
PERCENTAGE OF SHARES VOTED 2.054%

Patrick P. Coyne

SHARES VOTED FOR 26,767,135.736
PERCENTAGE OF OUTSTANDING SHARES 77.221%
PERCENTAGE OF SHARES VOTED 97.937%
SHARES WITH AUTHORITY WITHHELD 563,751.987
PERCENTAGE OF OUTSTANDING SHARES 1.626%
PERCENTAGE OF SHARES VOTED 2.063%

John A. Fry

SHARES VOTED FOR 26,767,954.014
PERCENTAGE OF OUTSTANDING SHARES 77.223%
PERCENTAGE OF SHARES VOTED 97.940%
SHARES WITH AUTHORITY WITHHELD 562,933.709
PERCENTAGE OF OUTSTANDING SHARES 1.624%
PERCENTAGE OF SHARES VOTED 2.060%

Anthony D. Knerr

SHARES VOTED FOR 26,656,002.943
PERCENTAGE OF OUTSTANDING SHARES 76.900%
PERCENTAGE OF SHARES VOTED 97.531%
SHARES WITH AUTHORITY WITHHELD 674,884.780
PERCENTAGE OF OUTSTANDING SHARES 1.947%
PERCENTAGE OF SHARES VOTED 2.469%

Lucinda S. Landreth

SHARES VOTED FOR 26,758,749.280
PERCENTAGE OF OUTSTANDING SHARES 77.197%
PERCENTAGE OF SHARES VOTED 97.907%
SHARES WITH AUTHORITY WITHHELD 572,138.443
PERCENTAGE OF OUTSTANDING SHARES 1.650%
PERCENTAGE OF SHARES VOTED 2.093%

Ann R. Leven

SHARES VOTED FOR 26,756,297.645
PERCENTAGE OF OUTSTANDING SHARES 77.190%
PERCENTAGE OF SHARES VOTED 97.898%
SHARES WITH AUTHORITY WITHHELD 574,590.078
PERCENTAGE OF OUTSTANDING SHARES 1.657%
PERCENTAGE OF SHARES VOTED 2.102%

Thomas F. Madison

SHARES VOTED FOR 26,647,346.956
PERCENTAGE OF OUTSTANDING SHARES 76.875%
PERCENTAGE OF SHARES VOTED 97.499%
SHARES WITH AUTHORITY WITHHELD 683,540.767
PERCENTAGE OF OUTSTANDING SHARES 1.972%
PERCENTAGE OF SHARES VOTED 2.501%

Janet L. Yeomans

SHARES VOTED FOR 26,758,703.037
PERCENTAGE OF OUTSTANDING SHARES 77.197%
PERCENTAGE OF SHARES VOTED 97.906%
SHARES WITH AUTHORITY WITHHELD 572,184.686
PERCENTAGE OF OUTSTANDING SHARES 1.650%
PERCENTAGE OF SHARES VOTED 2.094%

J. Richard Zecher

SHARES VOTED FOR 26,765,469.038
PERCENTAGE OF OUTSTANDING SHARES 77.216%
PERCENTAGE OF SHARES VOTED 97.931%
SHARES WITH AUTHORITY WITHHELD 565,418.685
PERCENTAGE OF OUTSTANDING SHARES 1.631%
PERCENTAGE OF SHARES VOTED 2.069%

2. To approve a new investment advisory agreement for each separate series of the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Core Plus Bond Fund

SHARES VOTED FOR 4,528,633.154
PERCENTAGE OF OUTSTANDING SHARES 43.477%
PERCENTAGE OF SHARES VOTED 78.274%
SHARES VOTED AGAINST 85,975.413
PERCENTAGE OF OUTSTANDING SHARES 0.825%
PERCENTAGE OF SHARES VOTED 1.486%
SHARES ABSTAINED 206,655.159
PERCENTAGE OF OUTSTANDING SHARES 1.984%
PERCENTAGE OF SHARES VOTED 3.572%

Delaware Inflation Protected Bond Fund

SHARES VOTED FOR 14,426,773.418
PERCENTAGE OF OUTSTANDING SHARES 59.499%
PERCENTAGE OF SHARES VOTED 68.996%
SHARES VOTED AGAINST 369,845.430
PERCENTAGE OF OUTSTANDING SHARES 1.526%
PERCENTAGE OF SHARES VOTED 1.769%
SHARES ABSTAINED 392,232.014
PERCENTAGE OF OUTSTANDING SHARES 1.617%
PERCENTAGE OF SHARES VOTED 1.876%

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management
Holdings, Inc. and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware Management Company, a series of Delaware Management Business Trust
(the "Manager"), to Macquarie Group (the "Transaction"). On January 4, 2010, the Transaction
was completed and the new investment advisory agreements between the Funds and the
Manager that were approved by the shareholders became effective. Delaware Management
Holdings, Inc. is a subsidiary, and subject to the ultimate control, of Macquarie Group. Macquarie
Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77K:  Changes in registrant's certifying accountant

Due to independence matters under the Securities and Exchange Commission's auditor independence rules relating to the January 4, 2010 acquisition of Delaware Investments
(including Delaware Management Company, Delaware Distributors, L.P. and Delaware Service
Company, Inc.) by Macquarie Group, Ernst & Young LLP ("E&Y") has resigned as the independent registered public accounting firm for Delaware Group Government Fund (the "Fund")
effective May 20, 2010.  At a meeting held on May 20, 2010, the Board of Trustees of the Fund, upon recommendation of the Audit Committee, selected PricewaterhouseCoopers LLP ("PwC") to serve as the independent registered public accounting firm for the Fund for the fiscal year ending
July 31, 2010.  During the fiscal years ended July 31, 2009 and July 31, 2008, E&Y's audit reports on the financial statements of the Fund did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  In addition, there were no disagreements between the Fund and E&Y on accounting principles, financial statements disclosures or audit scope, which, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the disagreement in their reports.  Neither the Fund nor anyone on its behalf has consulted with PwC at any time prior to their selection with respect to the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Fund's financial statements.

SUB-ITEM 77Q1:  Exhibits

Exhibit Reference

77.Q.1(f) Letter from the independent accountants furnished pursuant to Sub-Item
77K, attached as Exhibit.
WS: MFG_Philadelphia: 841074: v1
WS: MFG_Philadelphia: 841074: v1